UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 24, 2007

UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York (State of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue
Greensboro, North Carolina 27410
(Address of principal executive offices, including zip code)

(336) 294-4410
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.       DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;
                        ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN
                       OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN
                       OFFICERS.

Effective January 24, 2007, the Board of Directors of Unifi, Inc. (the "Corporation") elected William A. Priddy, Jr. to the Board of Directors of the Corporation. Mr. Priddy, the Chief Financial Officer and Vice President, Finance and Administration of RF Micro Devices, Inc., was elected to a term expiring at the Corporation's 2007 Annual Meeting of Shareholders, at which time it is expected that he will be nominated to stand for election by the shareholders of the Corporation for a one year term.  Mr. Priddy will not immediately be appointed to any committee of the Board of Directors, but it is expected that he will be named to the Audit Committee in October 2007. There are no transactions to which the Corporation or any of its subsidiaries is a party and in which Mr. Priddy or any member of his immediate family had a material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                              UNIFI, INC.

                                                              By:   /s/ CHARLES F. MCCOY
                                                                      Charles F. McCoy
                                                                      Vice President, Secretary and General Counsel

Dated:  January 30, 2007